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                                                                                                                      Exhibit No. 12
                                                           BANK PLUS CORPORATION

                                     COMPUTATION OF RATIO OF EARNINGS (LOSS) TO COMBINED FIXED CHARGES
                                                       AND PREFERRED STOCK DIVIDENDS

                                                                                For the year ended December 31,
                                                            ------------------------------------------------------------------------
                                                                1998          1997            1996           1995           1994
                                                            ------------   ------------   ------------   ------------   ------------
                                                                                     (Dollars in thousands)
Earnings (loss) from continuing operations  before
     income taxes.......................................    $   (52,430)   $     8,788    $   (10,525)   $   (68,975)   $  (144,968)
Add:
  Interest on deposits..................................        145,020        126,717        120,265        128,242        108,310
  Interest on borrowings................................         64,185         47,292         32,358         46,594         47,518
  One-third of rents....................................          1,230            870            990            930            870
                                                            ------------   ------------   ------------   ------------   ------------

    Earnings as adjusted (A)............................    $   158,005    $   183,667    $   143,088    $   106,791    $    11,730
                                                            ============   ============   ============   ============     ==========

Earnings as adjusted....................................    $   158,005    $   183,667    $   143,088    $   106,791    $    11,730
Less:
  Interest on deposits..................................        145,020        126,717        120,265        128,242        108,310
                                                            ------------   ------------   ------------   ------------   ------------
    Adjusted earnings (loss) excluding interest on
         deposits (B)                                       $    12,985    $    56,950    $    22,823    $   (21,451)   $   (96,580)
                                                            ============   ============   ============   ============   ============

Fixed Charges:
  Interest on deposits..................................    $   145,020    $   126,717    $   120,265    $   128,242    $   108,310
  Interest on borrowings................................         64,185         47,292         32,358         46,594         47,518
  One-third of rents....................................          1,230            870            990            930            870
  Dividends on preferred stock of subsidiary............             48          7,302         10,707              0              0
                                                            ------------   ------------   ------------   ------------   ------------

    Fixed charges (C)...................................    $   210,483    $   182,181    $   164,320    $   175,766    $   156,698
                                                            ============   ============   ============   ============   ============

    Fixed charges excluding interest on deposits (D)....    $    65,463    $    55,464    $    44,055    $    47,524    $    48,388
                                                            ============   ============   ============   ============     ==========

Ratio of earnings to fixed charges (A)/(C)..............           0.75           1.01           0.87           0.61           0.07
                                                            ============   ============   ============   ============     ==========
Ratio of earnings (loss) to fixed charges excluding
  interest on deposits (B)/(D)... ......................           0.20           1.03           0.52          (0.45)         (2.00)
                                                            ============   ============   ============   ============     ==========
Amount of coverage deficiency...........................    $   (52,478)   $       N/A    $   (21,232)   $   (68,975)     $(144,968)
                                                            ============   ============   ============   ============     ==========
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